CHOICE HOTELS INTERNATIONAL REPORTS FIRST QUARTER 2026 RESULTS

Global Net Rooms Increased 1.7%, with U.S. Net Rooms Growth Improving
Q1 U.S. Hotel Openings Hit Five-Year High
Global Franchise Agreements Awarded Increased 72%

NORTH BETHESDA, Md., April 30, 2026 – Choice Hotels International, Inc. (“Choice” or “the Company”) (NYSE: CHH), a leading global lodging franchisor with a capital-light, franchise-driven model, today reported results for the first quarter ended March 31, 2026.

Highlights include:

•Total revenues reached a company record $340.6 million for the first quarter.

•Net income was $20.3 million for the first quarter, representing diluted EPS of $0.44.

•Adjusted EBITDA totaled $125.7 million, while adjusted diluted EPS reached $1.07 for the first quarter.

•U.S. royalty rate expanded 11 basis points to 5.22% for the first quarter, compared to the same period of 2025.

•Global net rooms grew 1.7% compared to March 31, 2025, driven by 2.5% growth in higher revenue extended stay, midscale, and upscale brands.

•U.S. room openings increased 32% in the first quarter compared to the same period of 2025, reaching the highest first-quarter level since 2023, while exits declined year-over-year to the lowest quarterly level since 2023, driving sequential net rooms growth from year-end 2025.

•Global franchise agreements awarded increased 72% in the first quarter, compared to the same period of 2025.

•U.S. pipeline grew sequentially to approximately 71,500 rooms, with the conversion rooms pipeline increasing 17% compared to March 31, 2025, and 3% sequentially from December 31, 2025.

•Capital recycling generated $24.6 million of proceeds in the first quarter, with hotel development and lending shifting from net outflows in the prior year to net inflows in the current period.

“Choice Hotels delivered first-quarter financial results in line with expectations, with key operating indicators signaling an inflection point in underlying trends,” said Patrick Pacious, President and Chief Executive Officer. “We are driving sequentially improving U.S. net rooms growth, supported by our conversion-led model and more accretive pipeline, achieving faster, more capital-efficient expansion. Franchisee unit economics continue to strengthen and capital intensity is declining. This positions Choice to deliver more consistent earnings growth and enhances our ability to return capital to shareholders.”

Financial Performance

($ in millions, except per-share amounts)
	2026	2025
Total revenues	$341	$333
Revenue excl. revenue for reimbursable costs from franchised and managed properties[1]	$217	$209
Net income	$20	$45
Adjusted net income	$50	$64
Diluted EPS	$0.44	$0.94
Adjusted diluted EPS	$1.07	$1.34
Adjusted EBITDA	$126	$130

•Revenue excluding reimbursable costs increased 3% to $216.7 million in the first quarter, from $209.4 million in the prior year.

•Adjusted EBITDA was $125.7 million for the first quarter, compared to $129.6 million in the prior year, primarily reflecting timing-related factors and in line with expectations.

•Adjusted diluted EPS was $1.07 for the first quarter, compared to $1.34 in the prior year, reflecting timing-related factors and a temporarily elevated effective income tax rate that is expected to be approximately 25% for the full year.

RevPAR

(% change on a currency-neutral basis)	Change vs. Prior Year Period
Three months ended March 31, 2026
U.S.	-2.3%
International	2.6%
Global	-0.8%

U.S. results included a significant hurricane-related impact of approximately 410 basis points, affecting the year-over-year comparison.

•U.S. RevPAR increased 1.8% in the first quarter, compared to the same period of 2025, excluding the prior-year hurricane-related impact.

•International RevPAR increased 2.6% on a currency-neutral basis in the first quarter, compared to the same period of 2025.

1 Calculated as total revenues excluding reimbursable revenues. Reimbursable revenues totaled $124 million and $123 million for first quarter 2026 and 2025, respectively.

System Size and Development

(Rooms)
	March 31, 2026	March 31, 2025	Change
U.S.	497,881	505,601	-1.5%
U.S. upscale, extended stay, and midscale	440,464	444,230	-0.8%
International	160,467	141,986	13.0%
Global	658,348	647,587	1.7%
Global upscale, extended stay, and midscale	595,580	580,860	2.5%

•Global pipeline exceeded 77,700 rooms as of March 31, 2026, with 97% concentrated in extended stay, midscale, and upscale brands, supporting a more accretive future earnings profile.

•Franchise agreements awarded increased 65% in the U.S. and 113% in international markets in the first quarter of 2026, compared to the same period of 2025.

•International net rooms grew 13% compared to March 31, 2025, highlighted by a 59% increase in room openings, bringing the international system to approximately 160,500 rooms, with strong momentum across regions, including Canada and EMEA.

•Extended stay remains a core growth engine, supported by strong unit economics and continued developer demand, with U.S. extended stay net rooms growing 11.8% compared to March 31, 2025, and a pipeline of over 30,300 rooms as of March 31, 2026.

•U.S. midscale room openings increased 57% compared to the same period of 2025, and the pipeline grew 6% from March 31, 2025, reflecting improving owner returns and demand for cost-efficient prototypes.

•U.S. economy transient rooms pipeline grew 26% sequentially from December 31, 2025, supported by a 13% increase in franchise agreements awarded in the first quarter of 2026.

•U.S. upscale room openings increased 112% compared to March 31, 2025, and the pipeline grew 8% compared to March 31, 2025, driven by Radisson Individuals, Ascend Collection, and Radisson brand.

Balance Sheet and Liquidity
As of March 31, 2026, Choice had total available liquidity of $474.0 million, including cash and cash equivalents and available borrowing capacity. The Company’s net debt-to-adjusted EBITDA ratio was 3.2x for the trailing twelve months ended March 31, 2026.

During the first quarter of 2026, the Company used $23.2 million of cash in operating activities, primarily reflecting the timing of working capital items and increased franchise agreement acquisition cost payments associated with higher global room openings, which increased 37% compared to March 31, 2025.

During the three months ended March 31, 2026, Choice generated $24.6 million in proceeds from capital recycling activities, as cash flows related to hotel development and lending shifted meaningfully from net outflows of $41.3 million in the prior year to net inflows of $3.7 million.

Shareholder Returns

During the three months ended March 31, 2026, the Company returned $75.2 million to shareholders, including $13.1 million in dividends and $62.1 million in share repurchases, under its stock repurchase program and repurchases from employees in connection with tax withholding and option exercises relating to awards under the Company's equity incentive plans.

As of March 31, 2026, 2.3 million shares of common stock remained available under the Company’s current share repurchase authorization.

Outlook

The Company is maintaining its full-year 2026 outlook. The following outlook includes forward-looking non-GAAP measures used by management to assess expected performance. Adjusted metrics exclude the net surplus or deficit from reimbursable revenue from franchised and managed properties, due diligence and transition costs, share repurchases completed after March 31, 2026, and other items.

Net capital outlays for hotel development-related activities are expected to decline significantly, from $103.4 million in 2025 to a range of $20 million to $45 million in 2026, reflecting the Company’s transition to a more capital-efficient model.

Full-Year 2026
Net income	$265 to $275 million
Adjusted net income	$320 to $330 million
Adjusted EBITDA	$632 to $647 million
Adjusted SG&A	Mid-single digits
Diluted EPS	$5.72 to $5.94
Adjusted diluted EPS	$6.92 to $7.14
Effective tax rate	25%

Full-Year 2026 vs. 2025
Global RevPAR growth	-2% to 1%
U.S. RevPAR growth	-2% to 1%
U.S. royalty rate growth	Mid-single digits
Global net system rooms growth	Approximately 1%

Webcast and Conference Call

Choice will host a conference call to discuss first quarter 2026 results on April 30, 2026, at 11:00 a.m. ET. A live webcast will be available on the Company’s Investor Relations website at www.investor.choicehotels.com/events-and-presentations. Participants may also dial (800) 715-9871 (U.S.) or (646) 307-1963 (international) and reference conference ID 2822521. A replay and transcript will be available within 24 hours on the Company’s Investor Relations website.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world, with over 7,500 hotels, representing more than 650,000 rooms, in 51 countries and territories. A wide-ranging portfolio of 22 brands that includes full-service upper upscale, midscale, extended stay, and economy properties enables Choice® to meet travelers’ needs in more places and for more occasions while driving more value for franchise owners and shareholders. The award-winning Choice Privileges® rewards program and co-brand credit card options provide members with a fast and easy way to earn reward nights and personalized perks. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Information set forth herein includes “forward-looking statements.” Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of Choice’s revenue, expenses, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, net surplus or deficit, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, strategic investment and acquisition performance, international expansion performance, macroeconomic backdrop and Choice’s liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause our actual results, performance or achievements to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, U.S. and foreign economic conditions, including access to liquidity and capital; changes in consumer demand and confidence, including consumer discretionary spending and the demand for travel, transient and group business; the timing and amount of future dividends and share repurchases; future U.S. or global outbreaks of epidemics, pandemics or contagious diseases or fear of such outbreaks, and the related impact on the global hospitality industry, particularly but not exclusively the U.S. travel market; changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of our relationship with employees of our franchisees; the potential impact of new laws and regulations generally, including, without limitation, those relating to taxes, wages, labor and immigration; foreign currency fluctuations; changes in global interest rates and rate differentials; variability and unpredictability in trade relations, sanctions, tariffs or other trade controls; the federal government funding lapse and related government shutdowns; impairments or declines in the value of our assets; our assumptions underlying our critical accounting estimates; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for our marketing and reservation systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development, financing, franchise agreement acquisition costs and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; the impact of inflation; cyber security and data breach risks; introduction and integration of artificial intelligence technologies; climate change; our sustainability strategy; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations; political instability, conflicts and terrorism; labor shortages; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness.

These and other risk factors are discussed in detail in the company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements and Other Definitions

The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, adjusted selling, general and administrative (SG&A) expenses, adjusted net income, and adjusted diluted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibits 6 and 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as SG&A, net income and EPS. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, acquisition related to business combination, due diligence and transition (recoveries) costs, and global ERP system implementation and related costs to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: Adjusted EBITDA, presented herein, is calculated as net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, amortization of cloud computing arrangements, impairments and gains on sale of business, joint ventures and assets, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates and (gain) loss on extinguishment of debt, further adjusted to exclude certain items, including, franchisee agreement acquisition cost amortization and charges, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by reimbursable revenue from franchised and managed properties. We consider adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use these measures, as do analysts, lenders, investors, and others, to evaluate companies because they exclude certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A expenses are excluded from adjusted EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from reimbursable revenues from franchised and managed properties are excluded, as the company does not operate these programs to generate a profit and has the contractual rights to adjust future collections or assess additional fees to recover prior period expenditures. The company’s franchise and management agreements require these revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. The reimbursement for franchise and management services is typically billed and collected monthly, based on the underlying hotel’s sales or usage, while the associated costs are recognized as incurred by the company, creating timing differences with the net effect impacting net income in the reporting period. These timing differences are due to our discretion to spend in excess of the revenues earned or less than the revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our franchised and managed properties. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Diluted Earnings Per Share: Adjusted net income and adjusted diluted EPS exclude the impact of surpluses or deficits generated from reimbursable revenue from franchised and managed properties, impairments, formation costs and gains on sale of business, joint ventures and assets and gains on extinguishment of debt. Surpluses and deficits generated from reimbursable revenue from franchised and managed properties are excluded, as the company does not operate these programs to generate a profit and has the contractual rights to adjust future collections or assess additional fees to recover prior period expenditures. The company’s franchise agreements require these revenues to be used exclusively for expenses associated with providing franchised and managed services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from activities and the company is required to spend any surpluses generated in future periods. The reimbursement for franchise and management services is typically billed and collected monthly, based on the underlying hotel’s sales or usage, while the associated costs are recognized as incurred by the company, creating timing differences with the net effect impacting net income in the reporting period. These timing differences are due to our discretion to spend in excess of the revenues earned or less than the revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our franchised and managed properties. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted diluted EPS to be indicators of operating performance because excluding these items allows for period-over-period comparisons of our ongoing operations.

Adjusted SG&A: Adjusted SG&A reflects SG&A excluding the impact of mark-to-market adjustments on non-qualified retirement plan investments, amortization of cloud computing arrangements and share based compensation expense. We use this measure, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of share-based compensation expense (benefit) on earnings can vary significantly among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A expenses are also excluded as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income.

Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel for a given period. Occupancy measures the utilization of the hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. The company calculates occupancy based on information as reported by its franchisees. To accurately reflect occupancy, the company may revise its prior years’ operating statistics for the most current information provided.

Average Daily Rate (ADR): ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the company is able to generate. The company calculates ADR based on information as reported by its franchisees. To accurately reflect ADR, the company may revise its prior years’ operating statistics for the most current information provided.

Revenue Per Available Room (RevPAR): RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of hotel performance and therefore company royalty and system revenues as it provides a metric correlated to the two key drivers of operations at a hotel: occupancy and ADR. The company calculates RevPAR based on information as reported by its franchisees. To accurately reflect RevPAR, the company may revise its prior years’ operating statistics for the most current information provided. RevPAR is also a useful indicator in measuring performance over comparable periods.

Pipeline: Pipeline is defined as hotels awaiting conversion, under construction or approved for development, and master development agreements committing owners to future franchise development.

Contacts
Allie Summers, Senior Director, Investor Relations
IR@choicehotels.com
© 2026 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.
Earnings Release Schedules

Choice Hotels International, Inc.		Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	For the Three Months Ended
	March 31,
	2026	2025
REVENUES
Franchise and management fees	$149,631	$145,068
Partnership services and fees	24,734	25,381
Owned hotels	30,433	27,860
Other	11,873	11,127
Revenue for reimbursable costs from franchised and managed properties	123,904	123,424
Total revenues	340,575	332,860

OPERATING EXPENSES
Selling, general and administrative	78,046	74,210
Business combination, diligence and transition costs	236	99
Depreciation and amortization	16,821	13,748
Owned hotels	23,651	21,060
Reimbursable expenses from franchised and managed properties	161,787	143,811
Total operating expenses	280,541	252,928

Operating income	60,034	79,932

OTHER EXPENSES AND (INCOME), NET
Interest expense	23,962	21,242
Interest income	(1,211)	(1,559)
Other losses, net	721	436
Equity in net loss of affiliates	6,252	51
Total other expenses and (income), net	29,724	20,170

Income before income taxes	30,310	59,762
Income tax expense	10,006	15,228
Net income	$20,304	$44,534

Basic earnings per share	$0.44	$0.95
Diluted earnings per share	$0.44	$0.94

Choice Hotels International, Inc.		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	March 31,	December 31,
	2026	2025
ASSETS
Cash and cash equivalents	$43,872	$44,997
Accounts receivable, net	243,511	207,491
Other current assets	123,392	153,510
Total current assets	410,775	405,998

Property and equipment, net	649,883	649,291
Operating lease right-of-use assets	76,559	77,670
Goodwill	304,583	305,758
Intangible assets, net	1,096,143	1,082,486
Notes receivable, net of allowances	27,403	12,490
Investments for employee benefit plans, at fair value	47,899	50,227
Investments in affiliates	132,848	134,975
Other assets	198,493	199,308
Total assets	$2,944,586	$2,918,203

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$146,193	$156,276
Accrued expenses and other current liabilities	86,707	125,282
Deferred revenue	112,853	100,698
Liability for guest loyalty program	88,236	85,035
Total current liabilities	433,989	467,291

Long-term debt	2,003,236	1,906,122
Long-term deferred revenue	129,946	130,505
Deferred compensation and retirement plan obligations	54,313	56,532
Deferred income taxes	34,081	25,303
Operating lease liabilities	106,384	107,963
Liability for guest loyalty program	41,566	39,771
Other liabilities	3,644	3,487
Total liabilities	2,807,159	2,736,974

Total shareholders' equity	137,427	181,229

Total liabilities and shareholders' equity	$2,944,586	$2,918,203

Choice Hotels International, Inc.		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,304	$44,534
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	16,821	13,748
Depreciation and amortization – reimbursable expenses from franchised and managed properties	5,115	4,887
Franchise agreement acquisition cost amortization	9,580	9,791
Non-cash share-based compensation and other charges	8,434	9,834
Non-cash interest, investments, and affiliate loss, net	1,800	1,515
Deferred income taxes	7,657	626
Equity in net loss of affiliates, less distributions received	6,252	413
Franchise agreement acquisition costs, net of reimbursements	(42,842)	(26,287)
Change in working capital and other	(56,295)	(38,594)
Net cash (used in) provided by operating activities	(23,174)	20,467
CASH FLOWS FROM INVESTING ACTIVITIES
Investments in other property and equipment	(10,065)	(10,543)
Investments in owned hotel properties	(16,819)	(35,462)
Contributions to investments in affiliates	(3,863)	(5,415)
Issuances of notes receivable	(236)	(1,952)
Collections of notes receivable	24,610	1,487
Other items, net	197	(1,067)
Net cash used in investing activities	(6,176)	(52,952)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings pursuant to revolving credit facilities	97,000	105,500
Purchases of treasury stock	(56,480)	(64,624)
Dividends paid	(13,115)	(13,471)
Proceeds from the exercise of stock options	880	4,803
Net cash provided by financing activities	28,285	32,208
Net change in cash and cash equivalents	(1,065)	(277)
Effect of foreign exchange rate changes on cash and cash equivalents	(60)	154
Cash and cash equivalents, beginning of period	44,997	40,177
Cash and cash equivalents, end of period	$43,872	$40,054

							Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC.
CURRENCY-NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
(UNAUDITED)

	For the Three Months Ended March 31, 2026
	ADR		Occupancy			RevPAR
	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
Total U.S.	$88.74	(2.1)%	50.9%	(10)	bps	$45.18	(2.3)%
Upscale & Above (1)	140.24	0.5%	50.1%	20	bps	70.24	0.8%
Midscale & Upper Midscale (2)	92.29	(2.1)%	49.8%	—	bps	45.93	(2.1)%
Extended Stay (3)	66.35	0.1%	66.1%	(170)	bps	43.86	(2.4)%
Economy (4)	66.11	(5.5)%	42.3%	(150)	bps	27.99	(8.5)%
International (5)	96.64	3.7%	56.9%	(60)	bps	54.97	2.6%
Total System (5)	$90.73	(0.6)%	52.3%	(10)	bps	$47.45	(0.8)%

	For the Three Months Ended
	March 31, 2026	March 31, 2025
	U.S. Average Royalty Rate
Total U.S.	5.22%	5.11%

(1) Includes Ascend Hotel Collection, Cambria, Park Plaza, Radisson, Radisson Blu, Radisson Individuals, and Radisson RED brands.
(2) Includes Clarion, Comfort Inn, Comfort Suites, Country Inn & Suites, Park Inn, Quality Inn, and Sleep Inn brands.
(3) Includes Everhome Suites, Mainstay Suites, Suburban Studios, and WoodSpring Suites brands.
(4) Includes Econo Lodge and Rodeway brands.
(5) International and Total System results are presented on a currency-neutral basis and exclude the impact of foreign currency exchange movements.

		Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC.
SYSTEM HOTEL AND ROOM SUPPLY
(UNAUDITED)

Global System by Brand	March 31, 2026
	Hotels	Rooms
Ascend Hotel Collection	513	69,858
Cambria Hotels	77	10,296
Radisson(1)	129	22,584
Comfort(2)	2,136	179,024
Quality	1,885	148,462
Country	404	32,564
Sleep	425	30,444
Clarion(3)	266	36,157
Park Inn	31	2,656
WoodSpring	293	35,261
MainStay	155	11,304
Suburban	117	9,777
Everhome	27	3,108
Econo Lodge	637	36,275
Rodeway	435	24,037
Other (4)	58	6,541
(1) Includes Radisson, Radisson Blu, Radisson Individuals, Radisson RED and Park Plaza brands.
(2) Includes Comfort family of brand extensions including Comfort Inn and Comfort Suites.
(3) Includes Clarion family of brand extensions including Clarion and Clarion Pointe.
(4) Includes other brands under Master Franchise Agreements.

U.S. System by Chain Scale	March 31, 2026
	Hotels	Rooms
Upscale & Above	368	59,403
Midscale & Upper Midscale	4,223	322,291
Extended Stay	584	58,770
Economy	1,013	57,417

Global System by Region	March 31, 2026
	Hotels	Rooms
U.S	6,188	497,881
Total International	1,400	160,467
Americas (excluding U.S.)	542	55,857
Europe & Middle East	478	69,874
Asia-Pacific	380	34,736

Total System	7,588	658,348

		Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(dollar amounts in thousands)	Three Months Ended
	March 31,
	2026	2025

Total selling, general and administrative expenses	$78,046	$74,210
Mark to market adjustments on non-qualified retirement plan investments	1,051	723
Non-recurring operational restructuring charges and executive severance	(481)	(3,930)
Share-based compensation	(4,812)	(5,890)
Amortization of cloud computing arrangements	(279)	—
Global ERP system implementation and related costs	(300)	(990)
Adjusted selling, general and administrative expenses	$73,225	$64,123

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("ADJUSTED EBITDA")
(dollar amounts in thousands)	Three Months Ended
	March 31,
	2026	2025

Net income	$20,304	$44,534
Income tax expense	10,006	15,228
Interest expense	23,962	21,242
Interest income	(1,211)	(1,559)
Amortization of cloud computing arrangements	279	—
Depreciation and amortization	16,821	13,748
Other losses, net	721	436
Equity in net loss of affiliates	6,252	51
Share-based compensation	4,812	5,890
Mark to market adjustments on non-qualified retirement plan investments	(1,051)	(723)
Franchise agreement acquisition costs amortization and charges	5,925	5,386
Revenue for reimbursable costs from franchised and managed properties	(123,904)	(123,424)
Reimbursable expenses from franchised and managed properties	161,787	143,811
Global ERP system implementation and related costs	300	990
Business combination, diligence and transition costs	236	99
Non-recurring operational restructuring charges and executive severance	481	3,930
Adjusted EBITDA	$125,720	$129,639

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE ("EPS")
(dollar amounts in thousands, except per share amounts)	Three Months Ended
	March 31,
	2026	2025

Net income	$20,304	$44,534
Revenue for reimbursable costs from franchised and managed properties	(123,904)	(123,424)
Reimbursable expenses from franchised and managed properties	161,787	143,811
Business combination, diligence and transition costs	236	99
Non-recurring operational restructuring charges and executive severance	481	3,930
Global ERP system implementation and related costs	300	990
Income tax expense on adjustments	(9,605)	(6,297)
Adjusted Net Income	$49,599	$63,643

Diluted EPS	$0.44	$0.94
Adjusted Diluted EPS	$1.07	$1.34

	Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC.
OUTLOOK
(UNAUDITED)

Guidance represents the company's range of estimated outcomes for the full year ended December 31, 2026

ADJUSTED EBITDA
(in thousands)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$265,000	$275,000
Income tax expense	88,300	91,600
Interest expense	85,800	86,000
Interest income	(4,200)	(4,100)
Amortization of cloud computing arrangements	1,200	1,200
Depreciation and amortization	64,100	65,100
Other losses, net	800	800
Equity in net loss of affiliates	11,300	11,700
Share-based compensation	21,000	21,000
Mark to market adjustments on non-qualified retirement plan investments	(1,100)	(1,100)
Franchise agreement acquisition costs amortization and charges	26,300	26,300
Revenue for reimbursable costs from franchised and managed properties	(595,500)	(595,500)
Reimbursable expenses from franchised and managed properties	665,500	665,500
Global ERP system implementation and related costs	1,700	1,700
Business combination, diligence and transition costs	1,300	1,300
Non-recurring operational restructuring charges and executive severance	500	500
Adjusted EBITDA	$632,000	$647,000

ADJUSTED NET INCOME & DILUTED EARNINGS PER SHARE ("EPS")
(in thousands, except per share amounts)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$265,000	$275,000
Revenue for reimbursable costs from franchised and managed properties	(595,500)	(595,500)
Reimbursable expenses from franchised and managed properties	665,500	665,500
Business combination, diligence and transition costs	1,300	1,300
Non-recurring operational restructuring charges and executive severance	500	500
Global ERP system implementation and related costs	1,700	1,700
Income tax expense on adjustments	(18,500)	(18,500)
Adjusted net income	$320,000	$330,000

Diluted EPS	$5.72	$5.94
Adjusted Diluted EPS	$6.92	$7.14